Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF

STALLION OILFIELD HOLDINGS, LTD

WITH AND INTO

STALLION OILFIELD SERVICES, INC.

This Agreement and Plan of Merger (this “Agreement”) is entered into effective on June 30, 2006, by and among Stallion Oilfield Holdings, Ltd., a Texas limited partnership (“Holdings”), Stallion Oilfield Holdings GP, LLC, a Texas limited liability company and the general partner of Oilfield Holdings (“Holdings GP”), Stallion Oilfield Services, Inc., a Delaware corporation (“Services Inc.”) and the limited partners of Holdings (the “Partners”).

WHEREAS, upon the terms of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), and the Texas Revised Limited Partnership Act (“TRLPA”), Holdings will merge with and into Services Inc. (the “Merger”);

WHEREAS, the Merger and this Agreement and the transactions contemplated hereby have been duly approved by (a) Holdings GP and the Partners and (b) the directors and shareholders of Services Inc.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein the parties hereto agree as follows:

1. The Merger. Upon the terms set forth in this Agreement, and in accordance with the applicable provisions of this Agreement, the DGCL and the TRLPA, at the Effective Time (as defined below) Holdings shall merge with and into Services Inc. with Services Inc. continuing as the surviving entity (the “Surviving Entity”). The name of the Surviving Entity will be “Stallion Oilfield Services, Inc.”

2. Effective Time of the Merger.

(a) The consummation of the Merger and the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas as soon as practicable (but in any event within two business days) after the satisfaction or waiver of the conditions set forth in Section 4 below, or at such other date, time and place as Holdings and Services Inc. may agree in writing (the date of the Closing being the “Closing Date”).

(b) Upon satisfaction of the conditions in Section 4 below, Services Inc. and Holdings shall (i) execute, in the manner required by the DGCL, and deliver to the Secretary of State of the State of Delaware a duly executed certificate of merger substantially in the form of Exhibit A hereto (the “Delaware Certificate of Merger”) and (ii) execute, in the manner required by the TRLPA, and deliver to the Secretary of State of the State of Texas, a duly executed certificate of merger substantially in the form of Exhibit B hereto (the “Texas Certificate of Merger”). The parties shall enter into such other documentation and take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective shall be the time specified in the Delaware Certificate of Merger and Texas Certificate of Merger, which is referred to as the “Effective Time.”

3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the TRLPA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Services Inc. and Holdings shall continue with, or vest in, as the case may be, the Surviving Entity, and all debts, liabilities and duties of Services Inc. and Holdings shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Entity.

4. Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby.

(b) All required approvals of any governmental entity to the Merger shall have been obtained.

(c) Services Inc. shall have commenced an initial public offering of its common stock (“IPO”) and be in a position to close such IPO. The date on which the IPO is closed shall be referred to as the “IPO Closing Date.”

5. Certificate of Incorporation. The Certificate of Incorporation of Services Inc. as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance its terms and applicable law.

6. Directors and Officers. The directors and officers of Services Inc. immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Entity from and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their resignation or removal.

7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (a) each share of common stock of Services Inc. that is issued and outstanding immediately prior to the Effective Date shall be cancelled without consideration therefor, (b) each partnership interest in Holdings held by Holdings GP that is issued and outstanding immediately prior to the Effective Date, and the partnership interests in Holdings held by the Partners and issued and outstanding immediately prior to the Effective Time (including Class A Limited Partnership Units, Class B Limited Partnership Units, Class C Limited Partnership Units, Class D Limited Partnership Units, Class E Limited Partnership Units, Class F Limited Partnership Units and Class G Limited Partnership Units)

2

shall be converted into shares of common stock of Services Inc. in accordance with the provisions of Article XVI of the Second Amended and Restated Agreement of Limited Partnership of Holdings, as in effect on the date of this Agreement and as may be amended from time to time. Article XVI in relevant part provides that each partnership interest in Holdings will be converted into or exchanged for that amount of equity securities of Services Inc. which the partner holding such interest would have received if Holdings had been liquidated following the sale of all of its assets to Services Inc. in return for the assumption by Services Inc. of all of the partnership’s debts and all of the equity interests of Services Inc. to be outstanding after the public offering, other than newly issued equity securities being issued by Stallion Inc. to the public.

8. Contribution of Interests in Stallion Interests, LLC. At the Effective Time, the issued and outstanding membership interests of Stallion Interests, LLC all of which are owned by Holdings GP shall be and hereby are contributed by Holdings GP to Services Inc. for no consideration. From and after the Effective Time, the membership interests in Stallion Interests, LLC shall be held by Services Inc.

9. Lock-Up. Each Partner agrees that, from and after the Effective Time and continuing until the date that is 180 days after the IPO Closing Date, such Partner will enter into and be bound by the terms of a customary Lock-Up Agreement in the form requested by the underwriters in the IPO.

10. Representation and Warranties of the Partners. Each Partner hereby, severally and not jointly, represents and warrants to Services Inc. that:

(a) Partnership Units. Such Partner is the beneficial and record owner of the number of Partnership Units opposite such Partner’s name in Schedule A, free and clear of any lien, claim, pledge, encumbrance or other adverse claim. Except for such Partnership Units set forth on Schedule A, such Partner does not own beneficially or of record, any other equity security or ownership interest in, including without limitation any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any equity interests of, Services Inc.

(b) Authorization of Agreement. Such Partner has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument required hereby to be executed and delivered by such Partner at the Closing. This Agreement has been duly executed and delivered by such Partner and this Agreement constitutes and, to the extent it purports to obligate such Partner, the legal, valid and binding obligation of such Partner enforceable against it in accordance with its terms.

11. Investment Representations. Each Partner hereby, severally and not jointly, represents and warrants to Services Inc. that:

(i) Such Partner is capable of evaluating the merits and risks of its investment in the Services Inc. common stock. Such Partner has the capacity to protect such Partner’s own interests in connection with the receipt of Services Inc. common stock pursuant to the merger hereunder. Such Partner is an “accredited investor” as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. Such Partner has had an opportunity

3

to discuss Services Inc.’s business and financial condition, properties, operations and prospects with Services Inc.’s management. Such Partner has also had an opportunity to ask questions of officers of Services Inc., which questions were answered to such Partner’s satisfaction.

(ii) Such Partner understands that the Services Inc. common stock received in the merger will be “restricted securities” under the applicable federal securities laws and that the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder provide in substance that such Partner may dispose of such shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. As a consequence, such Partner understands that it must bear the economic risk of the investment in the common stock for an indefinite period of time. Such Partner agrees not to make any offer to transfer or to transfer all or any part of the Services Inc. common stock received by such Partner hereunder in violation of the Securities Act or the rules and regulations thereunder and will hold all such shares subject to all applicable provisions of the Securities Act and the rules and regulations thereunder.

12. Tax Treatment. Each of Holdings, Holdings GP, the Partners and Services Inc. intend for the Merger and the IPO (including any exercise of the over-allotment option in connection with the IPO) to be treated as a single transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, and agree to file all federal, state and local tax returns in a manner consistent with such treatment.

13. Termination. If the IPO has not been consummated on or before December 31, 2006, then, and anytime prior to such date, this Agreement may be terminated by written notice by Holdings GP to Holdings, Services Inc. and each of the Partners.

14. Miscellaneous.

(a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(c) Entire Agreement. This Agreement (together with the Exhibits hereto constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

4

(d) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

(f) Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow.]

5

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above.

STALLION OILFIELD HOLDINGS, LTD.

By:	Stallion Oilfield Holdings GP, LLC, its general partner

	By:	/s/ Craig M. Johnson

	Name:	Craig M. Johnson

	Title:	President and Chief Executive Officer

STALLION OILFIELD SERVICES, INC.

By:	/s/ Craig M. Johnson

Name:	Craig M. Johnson

Title:	President and Chief Executive Officer

STALLION OILFIELD HOLDINGS GP, LLC

By:	/s/ Craig M. Johnson

Name:	Craig M. Johnson

Title:	President and Chief Executive Officer

PARTNERS OF STALLION OILFIELD HOLDINGS LTD.:

C/R Stallion Investment Partnership, LP

By: C/R Energy Investment Holdings II, L.P., its general partner

By:	/s/ N. John Lancaster, Jr.

Name:	N. John Lancaster, Jr.

Title:

Signature Page to Agreement and Plan of Merger

C/R Energy Co-Investment, LP

By: Carlyle/Riverstone Energy Partners II, L.P., its general partner

By:	/s/ N. John Lancaster, Jr.

Name:	N. John Lancaster, Jr.

Title:

Cardigan Holdings, Inc.

By:	/s/ Craig M. Johnson

Name:	Craig M. Johnson

Title:	President

Laminar Direct Capital, L.P.

By: Laminar Direct Capital GP, Inc., its general partner

By:	/s/ Robert T. Ladd

Name:	Robert T. Ladd

Title:	President

/s/ Frederick R. Lausen, Jr.
Frederick R. Lausen, Jr.

Stallion Value LP

By: Stallion Value GP, LLC, its general partner

By:	/s/ Craig M. Johnson

Name:	Craig M. Johnson

Title:

PPHB, LP

By: Parks Paton Hoepfl & Brown, its general partner

By:	/s/ Raymond Brown

Name:	Raymond Brown

Title:	Partner

Signature Page to Agreement and Plan of Merger

/s/ Hill Dishman
Hill Dishman

/s/ James Dishman
James Dishman

/s/ Doug Abshire
Doug Abshire

/s/ Michael J. Moore
Michael J. Moore

Signature Page to Agreement and Plan of Merger

EXHIBIT A

CERTIFICATE OF MERGER

OF

STALLION OILFIELD HOLDINGS, LTD.

a Texas limited partnership

WITH AND INTO

STALLION OILFIELD SERVICES, INC.

a Delaware corporation

Pursuant to § 263 of the General Corporation Law

Pursuant to Title 8, Section 263 of the Delaware General Corporation Law (the “DGCL”), Stallion Oilfield Services, Inc., a Delaware corporation, hereby certifies as follows:

FIRST: The name and state of domicile of each of the constituent corporations and limited partnerships which are to merge is as follows:

Name	State of Formation
Stallion Oilfield Holdings, Ltd.	Texas
Stallion Oilfield Services, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated                 , 2006 (the “Agreement”), has been approved, adopted, certified, executed and acknowledged by Stallion Oilfield Services, Inc. as the surviving corporation and Stallion Oilfield Holdings, Ltd. as the merging limited partnership in accordance with § 263 of the DGCL.

THIRD: The name of the surviving corporation is Stallion Oilfield Services, Inc. (the “Surviving Corporation”).

FOURTH: The Merger shall become effective at                  p.m., Central Time, on [            ].

FIFTH: The certificate of incorporation of Stallion Oilfield Services, Inc. shall be the certificate of incorporation of the Surviving Corporation.

A-1

SIXTH: The Agreement is on file at the registered office of the Surviving Corporation located at 410 Roberts Street, Houston, Texas 77003, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation or any partner of any constituent limited partnership.

[Signature page follows.]

A-2

IN WITNESS WHEREOF, Stallion Oilfield Services, Inc. has caused this Certificate of Merger to be executed by an authorized person on its behalf, this [                    ].

STALLION OILFIELD SERVICES, INC.

By:

Name:

Title:

Signature Page to Certificate of Merger

EXHIBIT B

CERTIFICATE OF MERGER

of

Stallion Oilfield Holdings, Ltd.

a Texas limited partnership

into

Stallion Oilfield Services, Inc.

a Delaware corporation

Pursuant to the provisions of Article 6132a, Section 2.11 of the Texas Revised Limited Partnership Act (“TRLPA”), the undersigned entities adopt the following Certificate of Merger.

An Agreement and Plan of Merger has been adopted in accordance with the provisions of Article 6132a, Section 2.11 of the Texas Revised Limited Partnership Act providing for the merger of Stallion Oilfield Holdings, Ltd., a Texas limited partnership with and into Stallion Oilfield Services, Inc., a Delaware corporation, resulting in Stallion Oilfield Services, Inc. being the surviving entity.

1. The names of the constituent corporation and limited partnership participating in the merger and the states under the laws of which they are organized are as follows:

Name of Entity	Entity Type	State
Stallion Oilfield Holdings, Ltd.	Limited Partnership	Texas
Stallion Oilfield Services, Inc.	Corporation	Delaware

2. An Agreement and Plan of Merger has been duly authorized and approved by the partners of Stallion Oilfield Holdings, Ltd. and the directors and shareholders of Stallion Oilfield Services, Inc. in accordance with the laws under which each of the constituent entities was formed or organized and any requirements of their constituent documents.

3. No amendments to the Certificate of Incorporation of the surviving corporation are desired to be effected by the merger.

4. An executed Agreement and Plan of Merger is on filed at the principal place of business of the surviving entity at the following address: 410 Roberts, Houston, Texas 77003, and will be furnished by the surviving entity, on request and without cost, to any stockholder of Stallion Oilfield Services, Inc. and any partner of Stallion Oilfield Holdings, Ltd.

5. A copy or summary of the Agreement and Plan of Merger has been or is being furnished to each partner in each domestic limited partnership that is a party to the merger at least 20 days before the merger is effective, unless waived by the partner, or the domestic limited partnership has complied with the provisions of its partnership agreement regarding furnishing

B-1

partners copies or summaries of the Agreement and Plan of Merger or notices regarding the merger.

6. The merger shall be effective at              p.m., Central Time, on                 .

Dated:

STALLION OILFIELD HOLDINGS, LTD.

	By:	STALLION OILFIELD HOLDINGS GP, LLC ITS GENERAL PARTNER

By:

Name:

Title:

STALLION OILFIELD SERVICES, INC.

By:

Name:

Title:

B-2